SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




 Date of Report (Date of earliest event reported):  December 17, 2001




             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV
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        (Exact name of registrant as specified in its charter)




   Illinois                   0-16111             36-3314827
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(State or other)            (Commission      (IRS Employer
Jurisdiction of             File Number)     Identification No.)
Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
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                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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                   WELLS FARGO CENTER - SOUTH TOWER

                        LOS ANGELES, CALIFORNIA
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ITEM 5.  OTHER EVENTS.  Carlyle Real Estate Limited Partnership-XV (the
"Partnership") its affiliated partner, Carlyle Real Estate Limited Partnership-XIV, and an unaffiliated venture partner, have been members in a limited liability company which owns the Wells Fargo Center - South Tower located in Los Angeles, California. The lender under the amended and restated promissory note (the "Note") secured by the Partnership's interest in the limited liability company assigned all of its rights and interests under the related loan agreement to ATC Realty Seventeen, Inc., a wholly-owned subsidiary of the lender, and on December 17, 2001, ATC foreclosed on the Partnership's interest in the limited liability company.

As modified, the Note which had an adjusted principal balance of approximately $40,835,000 and accrued interest of approximately $35,392,000 at December 17, 2001, had a scheduled maturity date in September 2003. The Note accrued interest at 17% per annum and required payments of cash flow distributable to the Partnership by the limited liability company from either property operations or sales proceeds as well as a portion of the property management fee paid to the unaffiliated member in the limited liability company. The Note was nonrecourse and secured solely by the Partnership's interest in the limited liability company.

During April 2001, the Partnership had received notice of non-monetary defaults from the lender under the Note. The Partnership acknowledged certain of the defaults described in the notice of default. Pursuant to a foreclosure sale, on December 17, 2001 ATC Realty Seventeen, Inc. acquired the Partnership's interest in the limited liability company and assumed all of the Partnership's rights and obligations under the limited liability company's operating agreement dated September 30, 1996 and the Partnership's obligation to repay the indebtedness and its other obligations under the Note and the related loan documents were discharged. The Partnership expects to recognize an extraordinary gain on forgiveness of indebtedness of approximately $76,226,000 for financial reporting purposes. The Partnership expects to recognize a gain of approximately $56,000,000 from the transaction for Federal income tax purposes, with no distributable proceeds.

With the disposition of its interest in Wells Fargo Center - South Tower, the Partnership had sold all of its real estate assets and thereby dissolved in accordance with the terms of its Partnership Agreement. Pursuant to the Partnership Agreement, the General Partners returned to the Partnership $170,312 of previously received sales distributions. The Partnership made a final liquidating cash distribution to its Holders of Interests in the aggregate amount of $7,701,284 or $17.41 per Interest. In addition, the Partnership made a final cash distribution out of net cash receipts (as defined) to its General Partners and paid a management fee to its Corporate General Partner in the aggregate amount of $836,529. The Partnership wound up its affairs effective December 31, 2001.

In connection with its winding up, the Partnership entered into an agreement (the "Winding Up Agreement") with JMB Realty Corporation, the Corporate General Partner, pursuant to which the Corporate General Partner generally assumed the obligation to pay or otherwise discharge expenses and liabilities of the Partnership not otherwise paid, discharged or provided for by the Partnership, including contingent liabilities of the Partnership that may arise after its winding up. In consideration of such assumption, the Partnership paid the Corporate General Partner approximately $3,200 in cash and transferred to the Corporate General Partner the Partnership's contingent rights, if any, to indemnification or reimbursement, including coverage and benefits under contracts of insurance, and other rights to receive or collect amounts, if any, that may be payable to the Partnership.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements.  Not applicable.

     (b)   Pro Forma Financial Information.  Not applicable.

     (c)   Exhibits

           10.1 Foreclosure Sale Certificate by and among Carlyle Real Estate Limited Partnership - XV, Carlyle Real Estate Limited Partnership - XIV, Maguire Partners-Bunker Hill, Ltd., Maguire Partners-South Tower, LLC, and Wells Fargo Bank, N.A. dated December 17, 2001.

           10.2 Acknowledgment, Consent and Waiver between Carlyle Real Estate Limited Partnership - XV and ATC Realty Seventeen, Inc. and Wells Fargo Bank, N.A.





















































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                              SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                      CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV

                      BY:   JMB Realty Corporation
                            Corporate General Partner)



                            By:   GAILEN J. HULL
                                  Gailen J. Hull
                                  Senior Vice President
                                  Principal Accounting Officer

















































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